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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): SEPTEMBER 9, 2003

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                            CENTERPOINT ENERGY, INC.
             (Exact name of registrant as specified in its charter)

                TEXAS                       1-31447             74-0694415
    (State or other jurisdiction          (Commission          (IRS Employer
          of incorporation)                File Number)      Identification No.)

                    1111 LOUISIANA
                    HOUSTON, TEXAS                              77002
       (Address of principal executive offices)              (Zip Code)

       Registrants' telephone number, including area code: (713) 207-1111

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ITEM 5. OTHER EVENTS.

         On September 9, 2003, CenterPoint Energy closed a private placement of $200 million aggregate principal amount of its senior notes (the "Senior Notes") with institutions pursuant to Rule 144A under the Securities Act of 1933, as amended.

         For a description of the Senior Notes, please refer to the Indenture dated as of May 19, 2003 between CenterPoint Energy and JPMorgan Chase Bank, as trustee (the "Indenture"), and to Supplemental Indenture No. 3 dated as of September 9, 2003 to the Indenture, between CenterPoint Energy and JPMorgan Chase Bank, as trustee. The Indenture and Supplemental Indenture No. 3 are attached to this report as Exhibits 4.1 and 4.2, respectively.

         The Senior Notes have not been registered under the Securities Act of 1933, as amended, and the Senior Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This report does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

         The following exhibits are filed herewith:

          4.1 Indenture dated as of May 19, 2003 between CenterPoint Energy and JPMorgan Chase Bank, as trustee ("Indenture") (incorporated by reference to Exhibit 4.1 to CenterPoint Energy's Current Report on Form 8-K filed June 3, 2003)

          4.2 Supplemental Indenture No. 3 dated as of September 9, 2003 to Indenture, between CenterPoint Energy and JPMorgan Chase Bank, as trustee
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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CENTERPOINT ENERGY, INC.



Date: September 9, 2003                     By:      /s/ James S. Brian
                                               --------------------------------
                                                     James S. Brian
                                                     Senior Vice President and
                                                     Chief Accounting Officer

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                                 EXHIBIT INDEX


     Exhibit
     Number    Exhibit Description
     ------    -------------------

       4.1 Indenture dated as of May 19, 2003 between CenterPoint Energy and JPMorgan Chase Bank, as trustee ("Indenture") (incorporated by reference to Exhibit 4.1 to CenterPoint Energy's Current Report on Form 8-K filed June 3, 2003)

       4.2 Supplemental Indenture No. 3 dated as of September 9, 2003 to Indenture, between CenterPoint Energy and JPMorgan Chase Bank, as trustee